Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ, LLC ANNOUNCES PROPOSED
SENIOR NOTES OFFERING

Englewood, Colo., February 5, 2013 — Starz, LLC, a wholly-owned subsidiary of Starz (NASDAQ: STRZA, STRZB), along with a Co-Issuer subsidiary of Starz, LLC (collectively the “Co-Issuers”) today announced their intention to offer $150 million in aggregate principal amount of senior notes due 2019 (the “Notes”).  The Notes are being issued as additional notes under the indenture governing the Co-Issuers’ existing $500 million 5.00% Senior Notes due 2019 (“existing 5% senior notes”) and will have identical  terms to, and are expected to be treated as a single class with, the existing 5% senior notes.  The net proceeds from the offering will be used  to repay indebtedness under Starz’ existing senior secured credit facility and for general corporate purposes.

The Co-Issuers will make the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”).  The initial purchasers will offer the Notes only to Qualified Institutional Buyers as permitted under Rule 144A of the Securities Act.  The Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

In connection with the offering of the Notes, the Co-Issuers will agree, subject to certain conditions, to file a registration statement relating to a registered offering to exchange the Notes for new registered notes having substantially identical terms as the Notes.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the offered Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the completion of the offering, the use of proceeds from the offering and the exchange of notes for registered notes. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and our ability to complete the notes offering and the registered exchange offer. These forward looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed more

documents of Starz for additional information about Starz and about the risks and uncertainties related to Starz’ business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies.  As of September 30, 2012, STARZ and ENCORE serve a combined 55 million subscribers, including 21 million at STARZ, and 34 million at ENCORE, making them the largest pair of premium flagship channels in the U.S.  STARZ® and ENCORE®, along with Starz Networks’ third flagship brand, MOVIEPLEX®, air more than 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY.  Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television.  Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.  Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

# # #

Contact:

Courtnee Ulrich

Starz Investor Relations

(720) 875-5420

courtnee@libertymedia.com